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EXHIBIT-24



CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated June 26, 1996 of the MICROS Systems, Inc. 401(k) Retirement Plan financial statements for the year ended December 31, 1995.



PRICE WATERHOUSE LLP

Baltimore, Maryland
June 28, 1996





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